EXHIBIT 99.1

City National Corporation Announces Pricing of Offering of Cumulative Trust Preferred Securities

LOS ANGELES, Dec. 3, 2009 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN) today announced the pricing of a registered underwritten public offering of $250 million of 9.625 percent cumulative trust preferred securities. The investment-grade securities, which mature on February 1, 2040, are to be sold at a price of 98.749 percent of the principal amount by City National Capital Trust I, a statutory trust formed by City National Corporation. The securities will pay cash distributions semiannually, starting on August 1, 2010. The offering is scheduled to close on December 8, 2009.

The net proceeds from the offering will qualify as Tier 1 capital. Following completion of the offering, they may be used for general corporate purposes and, subject to regulatory approval, may be used toward the redemption of preferred stock and the repurchase of warrants sold to the U.S. Treasury Department as part of the Capital Purchase Program.

"This capital addition will further strengthen City National's very strong balance sheet," said Chief Executive Officer Russell Goldsmith. "The success of the offering again demonstrates the confidence that investors have in City National, which now has even greater capital, liquidity and financial flexibility to continue to succeed in today's economic environment."

J.P. Morgan Securities, Inc., Barclays Capital, Inc. and UBS Securities LLC were joint book-running managers for the offering.

About City National

City National Bank is the wholly owned subsidiary of City National Corporation. It is backed by $18.4 billion in total assets, and provides banking, investment and trust services through 64 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City. The company and its eight majority-owned investment affiliates manage or administer $53.4 billion in client investment assets, including nearly $35 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

Forward-Looking Statements

This news release contains forward-looking statements for which the company claims the protection of the safe harbor contained in the Private Securities and Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. A number of factors, many of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) continuation or worsening of current recessionary conditions (2) continued volatility and disruption in the functioning of financial markets, including the capital and credit markets, (3) significant changes in banking laws or regulations, including without limitation, broad-based restructuring of financial industry regulation and as a result of the Emergency Economic Stabilization Act and the creation of and possible amendments to the Troubled Asset Relief Program (TARP), and rules and regulations issued thereunder, including the TARP Standards for Compensation and Corporate Governance, (4) the ongoing budget crisis in the State of California, (5) continued weakness in the real estate market, including the markets for commercial and residential real estate, which may affect, among other things, the level of nonperforming assets, charge-offs and expense for loan loss provisions, (6) continued volatility in equity, fixed income and other market valuations, (7) changes in market rates and prices which may adversely impact the value of financial products including securities, loans, deposits, debt and derivative financial instruments, and other similar financial instruments, (8) changes in the interest rate environment and market liquidity which may reduce interest margins and impact funding sources, (9) increased competition in the company's markets, (10) changes in the financial performance and/or condition of the company's borrowers, including changes in levels of unemployment, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (11) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (12) changes in consumer spending, borrowing and savings habits, (13) soundness of other financial institutions which could adversely affect the company, (14) increases and required prepayments in Federal Deposit Insurance Corporation premiums due to market developments and regulatory changes, (15) protracted labor disputes in the company's markets, (16) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (17) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (18) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (19) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (20) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

Other Information

This news release does not constitute an offer to sell or the solicitation of an offer to buy any securities of City National or City National Capital Trust I, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

City National and City National Capital Trust I have filed a registration statement (including a prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates and will file a final prospectus supplement relating to the offering. Prospective investors should read the registration statement including the prospectus, the prospectus supplement (when available) and the other documents City National has filed with the SEC for more complete information about City National, City National Capital Trust I and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, City National, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities, Inc. collect at 212.834.4533, Barclays Capital, Inc. toll-free at 888.603.5847 or UBS Securities LLC toll-free at 877.827.6444, extension 561-3884.

CONTACT:  City National Corporation
          Investors:
          Christopher Carey
            310.888.6777
            Chris.carey@cnb.com
          Media:
          Cary Walker
            213.673.7615
            Cary.walker@cnb.com